Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

by and among

MOBILEPRO CORP.,

DFWI ACQUISITION CORP.,

DFW INTERNET SERVICES, INC.,

JACK W. BEECH, JR.

and

JACK W. BEECH, SR.

Dated as of January 19, 2004

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AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 19, 2004 (this "Agreement”), is made by and among Mobilepro Corp., a Delaware corporation (“Buyer”), DFWI Acquisition Corp., a Texas corporation and a direct wholly owned subsidiary of Buyer (“Buyer Sub”), DFW Internet Services, Inc., a Texas corporation (the “Company”), and Jack W. Beech, Jr. (“Beech, Jr.”) and Jack W. Beech, Sr. (“Beech, Sr.”) (Beech, Jr. and Beech Sr. being collectively referred to as the “Stockholders"), both being residents of the State of Texas and together constituting the sole stockholders of the Company.

     WHEREAS, the Board of Directors of Buyer, Buyer Sub and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into the Buyer Sub, with the Buyer Sub being the surviving entity (the “Merger”);

     WHEREAS, it is the intention of the parties to this Agreement that the Merger be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Delaware (the “Delaware Law”) and the Texas Business Corporation Act (the "Texas Law”), upon the execution of this Agreement and concurrent with the filing of Articles of Merger (the “Articles of Merger”) with the Secretary of State of the State of Texas (in accordance with the relevant provision of Texas Law), the Company shall merge with and into the Buyer Sub. The separate corporate existence of the Company will cease upon the filing of the Articles of Merger (the “Effective Time”), and the Buyer Sub will continue as the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) in the Merger. The Buyer Sub, as the surviving corporation after the Merger, will be governed by the laws of the State of Texas.

  For purposes of this Agreement, the date of the filing of the Articles of Merger, and the execution of this Agreement shall be known as the “Closing Date” and the actions taken on such date and at such time, the “Closing.”

     Section 1.2 Effect of the Merger; Closing. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Buyer Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer Sub will become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.3 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Buyer Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, provided however, that Article I of the Articles of Incorporation of the Surviving Corporation will be amended to reflect that the name of the Surviving Corporation will be DFW Internet Services, Inc.

     Section 1.4 Bylaws. At the Effective Time, the bylaws of Buyer Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, provided however, that the bylaws of the Surviving Corporation will be amended to reflect that the name of the Surviving Corporation will be DFW Internet Services, Inc.

     Section 1.5 Board of Directors and Officers. Jay O. Wright (“Wright") was the sole director and corporate officer of Buyer Sub immediately prior to the Effective Time. As of and after the Effective Time, Wright and Beech, Jr. shall be two of the three directors and the corporate officers of the Surviving Corporation, with Beech, Jr. being appointed as President, and with each of them to continue to hold such officer and director positions in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, until their respective successors are duly elected or appointed (as the case may be) and qualified. So long as Beech, Jr. is a shareholder of Buyer, the Surviving Corporation is a wholly owned subsidiary of Buyer, and the BHI Consulting Agreement (as defined below) remains in effect, Buyer covenants and agrees to vote its shares and take such other steps as reasonably necessary to cause: (i) Beech, Jr. to continue to be the President of the Surviving Corporation and a director of the Surviving Corporation; and (ii) for the number of directors of the Surviving Corporation to not be increased above the number of three.

     Section 1.6 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Sub, the Company or the holder of any shares of capital stock of the Company or Buyer Sub:

     (a) Each share of Company Common Stock (as defined in Section 2.2(a)) issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive the "Applicable Number” of fully paid and nonassessable shares (determined in accordance with this Section 1.6) of Buyer Common Stock (as defined in Section 3.2(a)) (such stock being defined as the “Merger Consideration”). The “Applicable Number” for the conversion of the Company Common Stock will be determined by dividing (a) the “Aggregate Number of Shares” by (b) the sum of the total number of issued and outstanding shares of Company Common Stock as of the Effective Time. The “Aggregate Number of Shares” shall be determined by dividing $500,000 by the average of the closing prices of the Buyer Common Stock on the OTC-BB stock market on the twenty (20) trading days ending the day before the Closing (the “Closing Price”).

     (b) Notwithstanding anything to the contrary contained herein, no fractional shares of Buyer Common Stock will be issued in the Merger. If the Stockholder would have been entitled to a fraction of a share of Buyer Common Stock, he shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to Stockholder would otherwise be entitled (after taking into account all shares of Company Common Stock owned by such holder at the Effective Time) by the Closing Price.

     (c) The shares of Buyer Common Stock issued as Merger Consideration will not have been registered and will be deemed to be “restricted securities” under federal securities laws and may not be resold without registration under or exemption from the Securities Act of 1933, as amended (the “Securities Act”). Each certificate evidencing shares of Buyer Common Stock to be issued as Merger Consideration or upon the exercise of Option and Warrants will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO MOBILEPRO CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

     Section 1.7 Surrender of Shares; Stock Transfer Books.

     (a) At the Closing, Stockholder will surrender Stockholder’s Certificate(s) to Buyer. Until so surrendered, such Certificate(s) will represent solely the right to receive the Merger Consideration relating thereto.

     (b) If any of the shares of Buyer Common Stock issued pursuant to Section 1.6 are to be issued in the name of a Person (as defined below) other than the Stockholder, it will be a condition to the issuance of such Buyer Common Stock that (i) the request will be in writing and properly documented (the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer), (ii) such transfer will otherwise be proper and in accordance with all applicable foreign, federal, state or local law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by a court or other Governmental Entity in the applicable jurisdiction (“Law”), (iii) the transferee of such Buyer Common Stock will have executed and delivered the certificate setting forth representations substantially identical to the Stockholders’ representations set forth in ARTICLE II and (iv) the Person requesting such transfer will pay to Buyer any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Buyer that such taxes have been paid or are not required to be paid.

  For purposes of this Agreement, the term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

     (c) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any Shares or Options thereafter on the records of the Company. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they will be canceled and exchanged for Merger Consideration as provided in Section 1.6.

     (d) In the event any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Buyer will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with Section 1.6 if the Person to whom the Merger Consideration is paid will, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as the Surviving Corporation may reasonably direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDER

     Except as set forth in the Company Disclosure Letter attached to this Agreement (the “Company Disclosure Letter”), the Company and the Stockholders, jointly and severally, represent and warrant to the Buyer as follows:

     Section 2.1 Organization, Qualification and Corporation Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as is now being conducted and proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on the Company, and (b) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has furnished to Buyer true, correct and complete copies of its Articles of Incorporation and bylaws.

  For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such entity in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations, employees or prospects of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect is caused by results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner) or (iii) changes in the trading prices for such entity’s capital stock.

     Section 2.2 Capitalization; Subsidiaries.

     (a) The authorized capital stock of the Company consists of One Million shares of common stock, no par value, of which 100,000 shares are issued and outstanding (the “Company Stock”) as follows: (i) 50,000 shares issued to Beech, Jr.; and (ii) 50,000 shares issued to Beech, Sr. Other than common stock, there are no other classes, series or types of stock for the Company. The Stockholders hold good and marketable title to such Company Stock, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than normal restrictions on transfer under applicable federal and state securities laws). All issued and outstanding shares of Company Stock have been duly authorized and were validly issued, are fully paid and nonassessable, are not subject to any right of rescission, are not subject to preemptive rights by statute, the Articles of Incorporation or Bylaws of Company, or any agreement or document to which Company is a party or by which it is bound and have been offered, issued, sold and delivered by Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. The Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. There is no liability for dividends accrued but unpaid with respect to the Company’s outstanding securities.

     (b) There are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

     (c) The Company does not have any direct or indirect Subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

   For purposes of this Agreement, the term “Subsidiary” of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 2.3 Ownership of Shares.

     (a) The Stockholders are the record and beneficial owners of, and have good and valid title to, all of the Company Stock, which Company Stock (i) is free and clear of all liens, mortgages, encumbrances, pledges, claims, options, charges, easements, restrictions, covenants, conditions of record, encroachments, security interests and claims of every kind and character (each, a “Lien”) and (ii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     (b) There are no outstanding existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character to which such Stockholder is a party obligating the Stockholder to issue, transfer or sell any Company Stock or other equity interest in the Company or securities convertible into or exchangeable for such shares or equity interests or (ii) voting trusts, stockholders’ agreements or similar agreements to which such Stockholder is a party with respect to the voting of the Company Stock owned by such Stockholder.

     Section 2.4 Authority Relative to this Agreement. The Company has the necessary corporate power and authority to enter into this Agreement and, subject to the filing of the Articles of Merger as required by Texas Law, to carry out its obligations hereunder. The Stockholders have the necessary competency, power and authority to enter into this Agreement and carry out the obligations hereunder The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Stockholders and, subject to the filing of the Articles of Merger as required by Texas Law, no other corporate proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Stockholders and, assuming the due authorization, execution and delivery of this Agreement by Buyer and Buyer Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors’ rights generally, and (b) the general principles of equity (regardless of whether enforceability is considered at a proceeding at Law or in equity).

     Section 2.5 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company and the Stockholders does not, and the consummation by the Company and the Stockholders of the transactions contemplated hereby will not, (i) conflict with or violate any Law, court order, judgment or decree applicable to the Company, its Subsidiaries or the Stockholders or by which any of their property is bound, (ii) violate or conflict with the Articles of Incorporation or Bylaws (or comparable organizational documents) of the Company or its Subsidiaries, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or its Subsidiaries pursuant to, any contract, instrument, Permit or license to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their property is bound, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not have or result in a Material Adverse Effect on the Company.

     (b) Except for the filing of the Articles of Merger as required by Texas Law and applicable requirements, if any, under “takeover” or “blue sky” Laws of various states, neither the Company nor any of its subsidiaries is required to submit any notice, report or other filing with any federal, state or local or foreign government, political subdivision thereof, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a “Governmental Entity”) in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby the failure of which to submit would, individually or in the aggregate, have or result in a Material Adverse Effect on the Company. No waiver, consent, approval or authorization of any Governmental Entity or any third party is required to be obtained or made by the Company or its Subsidiaries in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make, individually or in the aggregate, would have or result in a Material Adverse Effect on the Company.

     Section 2.6 Investment. Each Stockholder:

     (a) Is acquiring the shares of Buyer Common Stock pursuant to the Merger for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof;

     (b) Understands that the shares of Buyer Common Stock to be issued pursuant to Section 1.6 will not have been registered and will be deemed “restricted securities” under federal securities laws and may not be sold without registration under or exemption from the Securities Act;

     (c) Has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to protect its own interests; and

     (d) Acknowledges that his investment in shares of Buyer Common Stock by way of the Merger is highly speculative and entails a substantial degree of risk, and Stockholder has the ability to bear the economic risk of its investment.

     Section 2.7 Financial Statements; Debt.

     (a) Attached as Section 2.7(a) of the Company Disclosure Letter are the Company’s unaudited balance sheet dated as of December 31, 2003 (the “Company Balance Sheet”) and income statement for the year then ended (collectively, the "Company Financial Statements”). The Company Financial Statements (a) are in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company at the date therein indicated and the results of operation for the period therein specified and (c) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”).

     (b) The Company has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     Section 2.8 Absence of Certain Changes. Since the date of the Company Balance Sheet, there has not been with respect to the Company or any Subsidiary:

     (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon;

     (b) any material loss of customers. Set forth on Section 2.8(b) of the Company Disclosure Letter is a true, correct and complete list of all customers lost in the preceding twelve (12) months, including all revenue generated from the respective customer for the twelve (12) months preceding the date on which they were no longer customers;

     (c) no notice of impending cancellation, or a material price increase, from any Incumbent Local Exchange Carrier or other provider of data transmission services;

     (d) any contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

     (e) any mortgage, encumbrance or lien placed on any of the properties thereof;

     (f) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business;

     (g) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business;

     (h) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

     (i) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

     (j) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

     (k) any change with respect to the management, supervisory or other key personnel thereof;

     (l) any payment or discharge of a material lien or liability thereof which lien was not either shown on the Company Balance Sheet or incurred in the ordinary course of business thereafter; or

     (m) any obligation or liability incurred thereby to any of its officers, directors or stockholders or any loans or advances made thereby to any of its officers, directors or stockholders except normal compensation and expense allowances payable to officers.

     Section 2.9 Tax Matters.

     (a) The Company and its Subsidiaries have timely filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. All Tax liabilities of the Company and its Subsidiaries for all taxable periods or portions thereof ending on or prior to the Effective Time have been, or will be prior to the Effective Time, timely paid or are adequately reserved for in the Company Financial Statements, other than such Tax liabilities as are being contested in good faith by the Company or its Subsidiaries. There are no ongoing federal, state, local or foreign audits or examination of any Tax Return of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time, nor has any such waiver or extension been required with respect to a Tax assessment or deficiency. No claim has ever been made by an authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) The Company and its Subsidiaries have withheld or collected and paid or deposited in accordance with law all Taxes required to have been withheld or collected and paid or deposited by the Company or its Subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) There is no dispute or claim concerning any Tax liability of the Company or its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which the Company has Knowledge.

     (d) For purposes of this Agreement:

   (i) “Knowledge” or words of similar import means all information that is actually known, following reasonable investigation, and in the case of the Company, by the individuals set forth on Section 2.16 of the Company Disclosure Letter.

   (ii) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by a Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, and any amounts of Taxes of a third Person that a Person or any Subsidiary of such Person is liable to pay by law or otherwise; and

   (iii) “Tax Returns” means all reports, returns, declarations, statements or other information supplied or required to be supplied to a taxing authority in connection with Taxes including any schedules, attachments or amendments thereto.

     Section 2.10 Title to Properties. The Company has good and marketable title to all of its assets as shown on the Company Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Company or any its Subsidiaries is a party are fully effective and afford Company or its Subsidiaries peaceful and undisturbed possession of the subject matter of the lease. Neither Company nor any of its Subsidiaries is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on its business), or has received any notice of violation with which it has not complied.

     Section 2.11 Environmental Matters.

     (a) During the period that the Company has leased or owned its properties or owned or operated any facilities, to the Knowledge of the Company, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”). For the purposes of this Agreement “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

     (b) None of the properties or facilities of the Company is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Company has owned or leased its properties and facilities, to the Company’s knowledge, no third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

     (c) During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Company by, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     Section 2.12 Intellectual Property.

     (a) The term “Intellectual Property” means any (i) patents, (ii) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names, (iii) inventions, discoveries, ideas, processes, formulae, designs, models, industrial designs, know-how, proprietary information, trade secrets, and confidential information (including customer lists, training materials and related matters, research and marketing and sales plans), whether or not patented or patentable, (iv) copyrights, writings and other copyrightable works and works in progress, databases and software, (v) all other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world, (vi) all registrations and applications for registration of any of the foregoing, (vii) all common law trademarks and service marks used by the Company or its Subsidiaries and (viii) any renewals, extensions, continuations, divisionals, reexaminations or reissues or equivalent or counterpart of any of the foregoing in any jurisdiction throughout the world. The term “Company IP” means any Intellectual Property used or held for use by the Company or its Subsidiaries, in the conduct of their businesses as currently conducted and currently proposed to be conducted.

     (b) Section 2.12(b) of the Company Disclosure Letter sets forth a true, correct and complete list (including, the owner, title, registration or application number and country of registration or application, as applicable) of all of the following Company IP: (i) registered trademarks, (ii) applications for trademark registration, (iii) domain names, (iv) patents, (v) applications for patents, (vi) registered copyrights (vii) applications for copyright registration and (viii) licenses of all Intellectual Property (other than off-the-shelf business productivity software that is the subject of a shrink wrap or click wrap software license agreement (“Desktop Software”)) to or from the Company. The Company has delivered or made available to Buyer prior to the execution of this Agreement true, complete and correct copies of all licenses of Company IP both to and from the Company and its Subsidiaries, except Desktop Software.

     (c) The Company IP set forth on Section 2.12(b) of the Company Disclosure Letter constitutes all of the Intellectual Property used by and necessary for the Company and its Subsidiaries to operate their respective business as currently conducted and currently proposed to be conducted. The Company or its Subsidiaries owns all legal and beneficial right, title and interests in the Company IP, and the Company or its Subsidiaries has the valid, sole and exclusive right to use, assign, transfer and license all such Company IP for the life thereof for any purpose, free from (i) any Liens, and (ii) any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.

     (d) All patent, trademark, service mark, copyright, patent and domain name registrations or applications set forth on Section 2.12(b) of the Company Disclosure Letter are in full force and effect and have not been abandoned, dedicated, disclaimed or allowed to lapse for non-payment of fees or taxes or for any other reason.

     (e) None of the Company IP owned by the Company or its Subsidiaries has been declared or adjudicated invalid, null or void, unpatentable or unregistrable in any judicial or administrative proceeding. To the Knowledge of the Company, none of the Company IP used (but not owned) by the Company or its Subsidiaries has been declared or adjudicated invalid, null or void, unpatentable or unregistrable in any judicial or administrative proceeding.

     (f) Neither the Company nor its Subsidiaries has received any written notices of, or has Knowledge of, any infringement or misappropriation by or of, or conflict with, any third party with respect to the Company IP or Intellectual Property owned by any third party.

Neither the Company nor its Subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party. The operation of the Company and its Subsidiaries does not, as currently conducted and currently proposed to be conducted, infringe, misappropriate or otherwise violate or conflict with the Intellectual Property of any third party.

     (g) The transactions contemplated by this Agreement will not affect the right, title and interest of the Company or its Subsidiaries in and to the Company IP, and each of the Company and its Subsidiaries has taken all necessary action to maintain and protect the Company IP set forth on Section 2.12(b) of the Company Disclosure Letter and, until the Effective Time, will continue to maintain and protect such Company IP so as to not materially adversely affect the validity or enforceability of such Company IP.

     (h) To the Knowledge of the Company, no officer, employee or director or the Company or its Subsidiaries is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with the performance of such person’s duties as an officer, employee or director of the Company or its Subsidiaries, the use of such person’s best efforts to promote the interests of the Company and its Subsidiaries or the Company’s or its Subsidiary’s business as conducted or as currently proposed to be conducted by the Company and its Subsidiaries. No prior employer of any current or former employee of the Company or its Subsidiaries has any right, title or interest in the Company IP and to the Knowledge of the Company, no person or entity has any right, title or interest in any Company IP. It is not and will not be with respect to the business as currently proposed to be conducted necessary for the Company or its Subsidiaries to use any inventions of any of its employees made prior to their employment by the Company or its Subsidiaries.

     Section 2.13 Material Agreements.

     (a) Section 2.13 of the Company Disclosure Letter sets forth a true, correct and complete list of the following agreements (whether written or oral and including all amendments thereto) to which the Company or its Subsidiaries is a party or a beneficiary or by which the Company or its Subsidiaries or any of their respective assets are bound (collectively, the “Material Agreements”):

   (i) any real estate leases;

   (ii) any other agreement for the provision of services by the Company or its Subsidiaries that have accounted for revenues of more than $5,000.00 per annum during any month since the Balance Sheet Date;

   (iii) any agreement creating, evidencing, securing, assuming, guaranteeing or otherwise relating to any debt for which the Company or its Subsidiaries is liable or under which it has imposed (or may impose) a Lien on any of the assets, tangible or intangible, of the Company or its Subsidiaries;

   (iv) any capital or operating leases or conditional sales agreements relating to personal property of the Company or its Subsidiaries;

   (v) any supply or manufacturing agreements or arrangements pursuant to which the Company or its Subsidiaries is entitled or obligated to acquire any assets from a third party with a fair market value in excess of $5,000;

   (vi) any insurance policies;

   (vii) any employment, consulting, noncompetition, or separation agreements or arrangements;

   (viii) any agreement with or for the benefit of any Stockholder, officer, director or employee of the Company, or any Affiliate of the Company, or any Person controlled by such individual or family member thereof;

   (ix) any license to which the Company or its Subsidiaries is a party;

   (x) any agreement in which the Company or its Subsidiaries has granted rights to license, sublicense or copy, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

   (xi) any written arrangement establishing a partnership or joint venture;

   (xii) a list of all parties to any written arrangement concerning confidentiality, non-disclosure or noncompetition;

   (xiii) any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect on the Company; and

   (xiv) any other agreement or arrangement pursuant to which the Company or its Subsidiaries could be required to make or entitled to receive aggregate payments in excess of $5,000.00 or entered into outside of the ordinary course of business.

   For purposes of this Agreement, “Affiliate” means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, any Person.

     (b) The Company has delivered to or made available to Buyer a true, correct and complete copy of each Material Agreement and a written summary of each oral Material Agreement. With respect to each Material Agreement:

   (i) each Material Agreement is legal, valid, binding and enforceable and in full force and effect with respect to the Company or its Subsidiaries and, to the Knowledge of the Company, the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought);

   (ii) each Material Agreement will continue to be legal, valid, binding and enforceable and in full force and effect against the Company, and to the Knowledge of the Company against each other party thereto, immediately following the Closing in accordance with the terms thereof (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought) as in effect prior to the Closing; and

   (iii) neither the Company nor its Subsidiaries is in breach or default, and, to the Knowledge of the Company, no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement.

     Section 2.14 Insurance.

     (a) Section 2.14 of the Company Disclosure Letter sets forth a true, correct and complete list of each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Section 2.14 of the Company Disclosure Letter sets forth a true, correct and complete list of each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

     (b) The Company is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and the Company has not received any written notice or, to the Knowledge of the Company, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

     Section 2.15 Litigation.

     (a) There are no claims, actions, suits, proceedings or investigations of any nature pending or, to the Knowledge of the Company, threatened against the Company or any properties or rights of the Company, before any court, administrative, governmental or regulatory authority or body. The Company is not subject to any order, judgment, injunction or decree.

     (b) There are no agreements or other documents or instruments settling any material claim, complaint, action, suit or other proceeding against the Company.

     Section 2.16 Employees.

     (a) Set forth on Section 2.16(a) of the Company Disclosure Letter is a true, correct and complete list of all current employees of Company and its Subsidiaries, including date of employment, current title and compensation (including commissions, bonus and other compensation), and date and amount of last increase in compensation. None of the Company’s employees are members of a labor union. The Company is not a party to any collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative and to the Knowledge of the Company, there is no organization effort currently being made by or on behalf of any labor union with respect to employees of the Company or its Subsidiaries. The Company has not experienced, and to the Knowledge of the Company, there is no basis for, any strike, grievances, claims of unfair labor practices, material labor trouble, work stoppage, slow down or other interference with or impairment of the business of Company.

     (b) To the Knowledge of the Company, no employee has any plans to terminate employment with the Company within six months of the date hereof.

     (c) The Company is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no proceedings pending or, to the Knowledge of the Company, threatened, between the Company and its employees.

     (d) Section 2.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of Persons whose employment has been terminated by the Company in the 90 days prior to Closing.

     Section 2.17 Employee Benefits.

     (a) Neither the Company, its Subsidiaries nor any predecessor in interest thereof has maintained, or currently maintains, any Employee Benefit Plan. At no time has the Company, its Subsidiaries or any ERISA Affiliate been obligated to contribute to any “multi-employer plan” (as defined in Section 4001(a)(3) of ERISA). Neither the Company, its Subsidiaries nor any predecessor in interest thereof has any liabilities or obligations with respect to any Employee Benefit Plan.

     (b) Section 2.17(b) of the Company Disclosure Letter discloses each: (i) agreement with any director, executive officer or other key employee of the Company or its Subsidiaries, including (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G(b)(1) of the Code; and (iii) agreement or plan binding the Company or its Subsidiaries, including any option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (c) For purposes of this Agreement:

     (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options, or other forms of incentive compensation or post-retirement compensation; and

     (ii) “ERISA Affiliate” means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or its Subsidiaries.

     Section 2.18 Permits. Section 2.18 of the Company Disclosure Letter sets forth a true, correct and complete list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including those issued or required under applicable export laws or regulations) (“Permits”) issued to or held by the Company and its subsidiaries. Such listed Permits are the only Permits that are required for the Company and its subsidiaries to conduct their business as presently conducted. Each such Permit is in full force and effect and to the Knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

     Section 2.19 Broker’s Fees. Neither the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 2.20 Books and Records.

     (a) To the Knowledge of the Company, the books, records and accounts of the Company (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (d) accurately and fairly reflect the basis for the Financial Statements.

     (b) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 2.21 Banking Relationships and Investments. Section 2.21 of the Company Disclosure Letter sets forth sets forth a true, correct and complete list of all banks and financial institutions in which the Company has an account, deposit, safe-deposit box or borrowing relationship, factoring arrangement or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under loan facilities, or to obtain access to such boxes. Section 2.21 of the Company Disclosure Letter sets forth a true, correct and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company (the “Investments”). The Company has good and legal title to all Investments.

     Section 2.22 Disclosure. No representation or warranty by the Company contained in this Agreement, including any statement contained in the Company Disclosure Letter or any document delivered in connection herewith, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

ARTICLE III

Representations and Warranties of Buyer and Buyer Sub

     Except as set forth in the Buyer Disclosure Letter attached to this Agreement (the “Buyer Disclosure Letter”), Buyer and Buyer Sub, jointly and severally, represent and warrant to the Company and the Stockholders as follows:

     Section 3.1 Organization, Qualification and Corporation Power. Each of Buyer and Buyer Sub as of the Effective Time (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted and proposed to be conducted, and (b) is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except in the case of clause (b) for failures which, when taken together with all other such failures, would not have a Material Adverse Effect on Buyer. Buyer Sub is a wholly owned Subsidiary of Buyer.

     Section 3.2 Capitalization.

     (a) The authorized capital stock of Buyer consists of 600,000,000 shares of common stock, $0.001 par value (the “Buyer Common Stock”), 5,000,000 shares of preferred stock, $0.001 par value (the “Buyer Preferred Stock”) and 35,425 shares of Series A Convertible Preferred Stock, $0.001 par value (the “Series A Convertible Preferred Stock”). As of December 24, 2003, (i) 155,064,766 shares of Buyer Common Stock were issued and outstanding or placed in escrow with Butler Gonzalez, LLP for the benefit of Cornell Capital Partners, LLP, and no shares of Buyer Preferred Stock and 35,425 shares of Series A Convertible Preferred Stock were issued and outstanding, (ii) no shares of Buyer Common Stock, Buyer Preferred Stock or Series A Convertible Preferred Stock were held in the treasury of Buyer, and (iii) approximately 6,000,000 shares of Buyer Common Stock were reserved for issuance under the option plans listed on Section 3.2(b) of the Buyer Disclosure Schedule in the amounts stated in such section. All of the issued and outstanding shares of Buyer Common Stock and Series A Convertible Preferred Stock (i) have been duly authorized and validly issued; (ii) are fully paid and nonassessable; (iii) are free and clear of all Liens; and (iv) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). The certificates representing the Buyer Common Stock are in proper form for the enforcement of the rights and limitations of rights pertaining to such Shares which are set forth in Buyer’s certificate of incorporation, as amended, and bylaws. There are no declared or accrued but unpaid dividends with respect to any Buyer Common Stock. All shares of Buyer Common Stock were issued in compliance with applicable Law.

     (b) Except as disclosed on Section 3.2(b) of the Buyer Disclosure Letter, there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating Buyer or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, Buyer or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of Buyer or any of its Subsidiaries or (iii) voting trusts or similar agreements to which Buyer or any of its Subsidiaries is a party with respect to the voting of the capital stock of Buyer or any of its Subsidiaries.

     (c) The authorized capital stock of Buyer Sub consists of 1,000 shares of common stock, $0.001 par value (the “Buyer Sub Common Stock”), of which 1,000 shares were issued and outstanding. Buyer owns all of the issued and outstanding shares of Buyer Sub Common Stock. All of the issued and outstanding shares of Buyer Sub Common Stock (i) have been duly authorized and validly issued; (ii) are fully paid and nonassessable; (iii) are free and clear of all Liens; and (iv) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All shares of Buyer Sub Common Stock were issued in compliance with applicable Law.

     (d) Other than Buyer Sub and NeoReach, Inc., Buyer does not have any other direct or indirect Subsidiaries or any equity interest in any other Person, nor is it or Buyer Sub obligated to make any capital contribution to or other investment in any other Person.

     Section 3.3 Authority Relative to this Agreement. As of the Effective Time each of Buyer and Buyer Sub has the necessary corporate power and authority to enter into this Agreement and, subject to the filing of the Articles of Merger as required by Texas Law, to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and Buyer Sub and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Buyer Sub and, subject to the filing of the filing of the Articles of Merger as required by Texas Law, no other corporate proceeding is necessary for the execution and delivery of this Agreement by Buyer and Buyer Sub, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated hereby. As of the Effective Time this Agreement has been duly executed and delivered by Buyer and Buyer Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Stockholders, constitutes a legal, valid and binding obligation of each of Buyer and Buyer Sub, enforceable against each in accordance with its terms, except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors’ rights generally, and (b) the general principles of equity (regardless of whether enforceability is considered at a proceeding at Law or in equity).

     Section 3.4 No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by each of Buyer and Buyer Sub do not, and the consummation by each of them of the transactions contemplated hereby will not, (i) conflict with or violate any Law, court order, judgment or decree applicable to Buyer or Buyer Sub or by which any of their respective property is bound, (ii) violate or conflict with the certificate of incorporation or bylaws (or comparable organizational documents) of either Buyer or Buyer Sub, or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the properties or assets of Buyer or any of its Subsidiaries pursuant to, any contract, instrument, Permit or license to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or their respective property is bound, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not have or result in a Material Adverse Effect on Buyer.

     (b) Except for the filing of the Articles of Merger as required by Texas Law, and applicable requirements, if any, under “takeover” or “blue sky” Laws of various states, neither Buyer nor Buyer Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby the failure of which to submit would, individually or in the aggregate, have or result in a Material Adverse Effect on Buyer. No waiver, consent, approval or authorization of any Governmental Entity or any third party is required to be obtained or made by Buyer or Buyer Sub in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make, individually or in the aggregate, would have or result in a Material Adverse Effect on Buyer.

     Section 3.5 SEC Reports. Buyer has timely filed, considering all proper extensions, all forms, reports, schedules, registration statements, proxy statements and other documents (including any document required to be filed as an exhibit thereto) required to be filed by Buyer with the Securities and Exchange Commission (“SEC”) since June 15, 2001. Buyer has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports, schedules, registration statements, proxy statements and other documents (including those that Buyer may file subsequent to the date hereof) are referred to herein as the “SEC Reports.” As of their respective dates, the SEC Reports (including any financial statements or schedules included or incorporated by reference therein) (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there has not been any Material Adverse Effect with respect to Buyer that would require disclosure under the Securities Act.

     Section 3.6 Buyer Sub. Buyer Sub is not and has never been a party to any material agreement and has not conducted any activities other than in connection with the organization of Buyer Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Buyer Sub has not incurred or assumed any expenses or liabilities prior to the Closing.

     Section 3.7 Broker’s Fees. Neither Buyer nor Buyer Sub has any liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 3.8 Restrictions on Transfer. Buyer and Buyer Sub have no Knowledge of any restrictions on the transfer of Buyer Common Stock received as Merger Consideration, other than as required by law or as set forth in the Merger Documents.

     Section 3.9 Disclosure. No representation or warranty by Buyer or Buyer Sub contained in this Agreement, including any statement contained in the Buyer Disclosure Letter or any document delivered in connection herewith, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

ARTICLE IV

Additional Agreements

     Section 4.1 Securities Laws.

     (a) Buyer, Buyer Sub, and the Company will take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Common Stock in connection with the Merger. The Company will use commercially reasonable efforts to assist Buyer as may be necessary to comply with such securities and blue sky laws.

     (b) So long as Buyer or any successor entity has securities registered under Securities Act or the Exchange Act, Buyer or such successor entity will file all reports required to be filed by it under the Securities Act and the Exchange Act, all to the extent required pursuant to Rule 144 to enable stockholders who exchange Shares for Buyer Common Stock pursuant to the terms of this Agreement to sell Buyer Common Stock pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

     Section 4.2 Public Announcements. Buyer and the Company will consult with each other before holding any press conferences, analyst calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and will not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement will be mutually agreed upon prior to the issuance thereof. In addition, the Company will, and will cause its Subsidiaries to consult with Buyer regarding communications with customers, stockholders and employees relating to the transactions contemplated by this Agreement.

     Section 4.3 Tax Matters. It is intended by the parties hereto that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. Except for the transactions contemplated by this Agreement neither Company, Buyer nor the Buyer Sub will take any action which would have the result of disqualifying the Merger as a reorganization pursuant to Section 368(a)(2)(E) of the Code. In addition, neither Company, Buyer nor the Buyer Sub will adopt any position which is inconsistent with the treatment of the Merger as a tax-free reorganization.

     Section 4.4 Audited Financial Statements. At the sole cost and expense of the Surviving Corporation, promptly after the Effective Time, a qualified certified public accountant shall be provided with access to the Books and Records and financial information of the Company and shall prepare an audited balance sheet dated as of December 31, 2003 and income statement and statement of cash flows for the year then ended within sixty (60) days of the Effective Time (the “Audited Financial Statements”). The Audited Financial Statements shall (a) be prepared in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company at the date therein indicated and the results of operation for the period therein specified and (c) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”).

     Section 4.5 Board of Directors and Officers. The directors and corporate officers of Buyer immediately prior to the Effective Time shall continue to be the directors and officers of the Buyer after the closing, provided however, that Buyer will use its best efforts to have Beech appointed to the Board of Directors of the Buyer.

ARTICLE V

Conditions of Merger

     Section 5.1 Conditions to Obligations of Buyer and Buyer Sub to Effect the Merger. The obligations of Buyer and Buyer Sub to effect the Merger will be subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) Representations and Warranties. Those representations and warranties of the Company set forth in this Agreement which are qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct as of such date). Those representations and warranties of the Company set forth in this Agreement which are not so qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct in all material respects as of such date). Buyer shall receive a certificate to such effect executed by the Company’s Chief Executive Officer.

     (b) Agreements and Covenants. The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of the Company and the Stockholders required to be performed or complied with by it under this Agreement. The Buyer shall receive a certificate to such effect executed by the Company’s Chief Executive Officer.

     (c) Certificate of Secretary. Buyer will have received from the corporate secretary of the Company a certificate (i) certifying the Company Articles of Incorporation, (ii) certifying the bylaws of the Company, (iii) certifying the resolutions of the board of directors of the Company, (vi) certifying the resolutions of the stockholders of the Company and (v) attesting to the incumbency of the officers of the Company.

     (d) Required Consents. Any consent, authorization, order or approval of (or filing or registration with) any third party identified by Buyer on Schedule 5.1(d) will have been obtained or made.

     (e) BHI Consulting Agreement. Buyer will have received from Beech Holdings, Inc., a Nevada corporation (“BHI”), an executed copy of a Consulting Agreement, substantially in the form attached hereto as Exhibit B (the “BHI Consulting Agreement”), under the terms of which the Surviving Corporation will obtain Consulting Services from BHI and pay consulting fees to BHI and which agreement shall contain certain restrictions on BHI and the

BHI Staff (including Beech, Jr.), including, but not limited to, a restriction on their ability to compete with Buyer Sub for a period of two (2) years following his termination from Buyer Sub.

     Section 5.2 Conditions to Obligations of the Company and the Stockholders to Effect the Merger. The obligations of the Company and the Stockholders to effect the Merger will be further subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

     (a) Representations and Warranties. Those representations and warranties of Buyer and Buyer Sub set forth in this Agreement which are qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations will be true and correct as of such date). Those representations and warranties of Buyer and Buyer Sub set forth in this Agreement which are not so qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct in all material respects as of such date). The Company shall receive a certificate to such effect executed by the Buyer’s Chief Executive Officer.

     (b) Agreements and Covenants. Buyer and Buyer Sub shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of Buyer and Buyer Sub required to be performed or complied with by them under this Agreement. The Company shall receive a certificate to such effect executed by the Buyer’s Chief Executive Officer.

     (c) Certificate of Secretary. The Company will have received from the corporate secretary of each of Buyer and Buyer Sub a certificate (i) certifying Buyer’s and Buyer Sub’s Certificate of Incorporation and Articles of Incorporation, respectively, (ii) certifying the bylaws of Buyer and Buyer Sub, (iii) certifying the resolutions of the board of directors of Buyer and Buyer Sub, (vi) certifying the resolutions of the stockholder of Buyer Sub and (v) attesting to the incumbency of the officers of Buyer and Buyer Sub.

     (d) Put Agreement. The Stockholders will have received from the Company, an executed copy of a put agreement, substantially in the form attached hereto as Exhibit C.

     (e) BHI Consulting Agreement. BHI will have received from the Surviving Corporation a fully executed copy of the BHI Consulting Agreement.

ARTICLE VI

Survival and Indemnification

     Section 6.1 Survival of Representations. All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties to this Agreement, until the earlier of the termination of this Agreement or two (2) years after the Closing Date (the “Survival Period”), whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period). The parties’ post-closing remedies for a breach are not limited by the pre-closing discovery of a breach.

     Section 6.2 Indemnification of Buyer. Subject to the limitations set forth in this Article VI, the Company and Stockholders agree to jointly and severally indemnify and hold harmless Buyer and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquirer within the meaning of the Securities Act from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as “Damages”):

     (a) Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by the Company in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company pursuant hereto (other than with respect to changes in the truth or accuracy of the representations and warranties of the Company under this Agreement after the date hereof if the Company has advised Buyer of such changes in an update to the Company’s Disclosure Letter delivered prior to the Closing and Buyer has nonetheless proceeded with the Closing); or

     (b) Resulting from any failure of the Stockholders to have good, valid and marketable title to the issued and outstanding Company Stock held by them, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such Company Stock in favor of the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing are collectively referred to as the “Buyer Indemnity Claims.”

     Section 6.3 Indemnification of Stockholder and Company. Subject to the limitations set forth in this Article VI, the Buyer and Buyer Sub agree to jointly and severally indemnify and hold harmless the Stockholders and their respective heirs, successors and assigns, and Company and its officers, directors, agents and employees, from and against any and all Damages:

     (a) Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by the Buyer or Buyer Sub in this Agreement or any certificate, document or instrument delivered by or on behalf of the Buyer or Buyer Sub pursuant hereto (other than with respect to changes in the truth or accuracy of the representations and warranties of the Buyer or Buyer Sub under this Agreement after the date hereof if the Buyer or Buyer Sub has advised the Stockholders and Company of such changes in an update to the Buyer Disclosure Letter delivered prior to the Closing and the Stockholders and Company have nonetheless proceeded with the Closing); or

     (b) Resulting from any failure of Buyer to have good, valid and marketable title to the full paid nonassessable share of Buyer Common Stock constituting all or any part of the Merger Consideration, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to cause all of the shares representing such Buyer Common Stock to be issued to the Stockholders in connection with the conversion of each share of the Company Stock as contemplated by the Merger Agreement.

The foregoing are collectively referred to as the “Stockholder and Company Indemnity Claims.” The Stockholder and Company Indemnity Claims together with the Buyer Indemnity Claims are collectively referred to as the “Indemnity Claims.”

     Section 6.4 General Notice and Procedural Requirements for Indemnity Claims. Notwithstanding the foregoing, the party or person having the indemnity obligation under this Article VI (the “Indemnifying Party”), shall be obligated to indemnify and hold harmless the party or person entitled to indemnity under this Article VI (the “Indemnified Party”), only with respect to any Indemnity Claims of which the Indemnified Party notifies with specificity the Indemnifying Party in accordance with Section 7.1 of this Agreement and, if applicable, within the following time period: (i) with regard to any representation or warranty under this Agreement, prior to the end of the Survival Period of such representation or warranty; or (ii) with regard to any covenant under this Agreement which by its terms expires, prior to the end of the survival period relating to such covenant.

     Section 6.5 Notice and Procedural Requirements for Third Party Claims. If a complaint, claim or legal action is brought by a third party (a “Third Party Claim”) as to which an Indemnified Party is entitled to indemnification, the Indemnified Party shall give written notice of such Third Party Claim to the Indemnifying Party in accordance with Section 7.1 of this Agreement promptly after the Indemnified Party receives notice thereof, which notice shall include a copy of any letter, complaint or similar writing received by the Indemnified Party; provided however, that any failure to provide or delay in providing such information shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby.

  The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election so to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim except as hereinafter provided. If the Indemnifying Party elects to assume such defense and select counsel, the Indemnified Party may participate in such defense through its own separate counsel, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless: (i) otherwise specifically agreed by the Indemnifying Party, or (ii) counsel selected by the Indemnifying Party determines that because of a conflict of interest between the Indemnifying Party and the Indemnified Party such counsel for the Indemnifying Party cannot adequately represent both parties in conducting the defense of such action. In the event the Indemnified Party maintains separate counsel because counsel selected by the Indemnifying Party has determined that such counsel cannot adequately represent both parties because of a conflict of interest between the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall not have the right to direct the defense of such Third Party Claim on behalf of the Indemnified Party.

  The failure of the Indemnifying Party to notify an Indemnified Party of its election to defend such Third Party Claim within thirty (30) days after notice thereof was given to the

  Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend such Third Party Claim.

  If the Indemnifying Party assumes the defense of a Third Party Claim, the obligations of the Indemnifying Party shall include taking all steps necessary in the defense of such Third Party Claim and holding the Indemnified Party harmless from and against any and all Damages caused or arising out of any settlement approved by the Indemnified Party or any judgment in connection with the claim or litigation.

  If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate; provided, however, that the Indemnified Party may not settle such Third Party Claim without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party may not withhold such consent unless it has provided security of a type and in an amount reasonably acceptable to the Indemnified Party for the payment of its indemnification obligations with respect to such Third Party Claim. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of Damages caused or arising out of any judgment rendered with respect to such Third Party Claim, and for all costs and expenses incurred by the Indemnified Party in the defense of such claim.

  The Indemnifying Party may settle any Third Party Claim in its sole discretion without the prior written consent of the Indemnified Party, provided that such settlement involves only the payment of cash by the Indemnifying Party to the claimant and does not impose any other obligation on the Indemnifying Party or any liability or obligation on the Indemnified Party.

     Section 6.6 Notice and Procedural Requirements for Direct Claims. Any claim for indemnification by an Indemnified Party on account of Damages which do not result from a Third Party Claim (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt notice thereof in accordance with Section 7.1 of this Agreement; provided, however, that any failure to provide, or delay in providing, such notification shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby. After receiving notice of a Direct Claim, the Indemnifying Party will have a period of thirty (30) days within which to respond in writing to such Direct Claim. If the Indemnifying Party rejects such claim or does not respond within such thirty (30) day period (in which case the Indemnifying Party will be deemed to have rejected such claim), the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Article VI.

     Section 6.7 Maximum Liability. Notwithstanding anything to the contrary herein, in no event will the Stockholders’ indemnity obligations under this Article VI exceed the aggregate amount of $500,000 (e.g., the approximate amount of the value of the Merger Consideration as of the Closing Date), and each Stockholder’s individual aggregate indemnity obligation shall be limited to $250,000. In no event will the Buyer’s indemnity obligations under this Article VI exceed the aggregate amount of $500,000.

     Section 6.8 Basket. Notwithstanding anything to the contrary herein, in no event shall an Indemnifying Party have any liability for an indemnity obligation under this Article VI unless and until the Damages relating to the party’s Indemnity Claims exceed $35,000 in the aggregate, provided, however that the provisions of this Section 6.8 shall not apply to the

Damages to the Company as a result of any Material Discrepancy, such reduction set forth in Section 6.3 of the BHI Consulting Agreement. From and after the time the aggregate Damages for an Indemnified Party’s Indemnity Claims exceed $35,000, the limitation set forth in this Section 6.8 shall be of no further force and effect and the Indemnifying Party shall be liable for the entire amount of the Damages, subject to the liability limitations of Section 6.7.

ARTICLE VII

General Provisions

     Section 7.1 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by overnight courier, (b) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), and, in each case to the parties at the following addresses or facsimile number (or at such other address for a party as will be specified by like notice, except that notices of changes of address will be effective upon receipt):

     (a) If to Buyer or Buyer Sub:

Mobilepro Corp.
6701 Democracy Blvd., Suite 300
Bethesda, MD 20817
Attention: Jay O. Wright, President and CEO
Facsimile:(301) 315-9040

             With a copy (which will not constitute notice) to:

Schiff Hardin LLP
1101 Connecticut Ave., N.W., Suite 600
Washington, D.C. 20036
Attention: Ernest M. Stern, Esq.
Facsimile: (202) 778-6460

     (b) If to the Company (prior to the Closing Date) or to Beech, Jr.:

DFW Internet Services, Inc.
1848 Norwood Plaza Ct., Suite 112
Hurst, TX 76054
Attention: Jack W. Beech, Jr., President
Facsimile: (817) 870-1501

             With a copy (which will not constitute notice) to:

Hill Gilstrap, P.C.
1400 West Abram
Arlington, Texas 76013
Attention: M. Scott Stooksberry, Esq.
Facsimile: (817) 861-4685

     (c) If to Beech, Sr.:

Jack W. Beech, Sr.
P.O. Box 7594
Fort Worth, Texas 76111

  For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banking organizations in Washington, D.C. are authorized or required by law to close.

     Section 7.2 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs and expenses.

     Section 7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 7.4 Entire Agreement. This Agreement and the schedules and exhibits attached hereto, constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 7.5 No Third-Party Beneficiaries. Except for the parties hereto, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

     Section 7.6 Assignment. This Agreement will not be assigned by operation of Law or otherwise, except that Buyer and Buyer Sub may assign all or any of their rights hereunder to any Affiliate of Buyer; provided, however, that no such assignment will relieve the assigning party of its obligations hereunder. This Agreement will be binding upon, and will be enforceable by and inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 7.8 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts executed in and to be performed entirely within that State.

     Section 7.9 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” "includes” or “including” are used in this Agreement, they will be understood to be followed by the words “without limitation.”

     Section 7.10 Construction. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 7.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which will constitute one and the same agreement.

     Section 7.12 Confidentiality. The Company and Buyer each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, the Company and Buyer each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law.

* * *

     IN WITNESS WHEREOF, Buyer, Buyer Sub, the Company and the Stockholder have executed this Agreement as of the date first written above.

MOBILEPRO CORP.

By:	/s/ Jay O. Wright

Name:	Jay O. Wright
Title:	President and CEO

DFWI ACQUISITION CORP.

By:	/s/ Jay O. Wright

Name:	Jay O. Wright
Title:	President and CEO

DFW INTERNET SERVICES, INC.

By:	/s/ Jack W. Beech, Jr.

Name:	Jack W. Beech, Jr.
Title:	President and CEO

STOCKHOLDERS:

/s/ Jack W. Beech, Jr.

Jack W. Beech, Jr.

/s/ Jack W. Beech, Sr.

Jack W. Beech, Sr.

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Consulting Agreement

(attached)

A-1

CONSULTING AGREEMENT

     This Consulting Agreement (the “Agreement”) is entered into as of January 19, 2004 (the “Effective Date”) between DFW Internet Services, Inc. (the "Company”), a Texas corporation and wholly-owned subsidiary of Mobilepro Corporation (“Mobilepro”), a Delaware corporation, Beech Holdings, Inc., a Nevada corporation (“BHI”), Jack W. Beech, Jr., a resident of Texas (“Beech, Jr.”) and Mobilepro.

Recitals

     A. Pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Mobilepro, DFW Internet Acquisition Corp., a Texas corporation, (“DFWIAC”), the Company, Jack W. Beech, Jr. (“Beech, Jr.”), and Jack W. Beech, Sr. (“Beech, Sr.”), the Company and DFWIAC merged (the “Merger”).

     B. Prior to the Merger, the Company and BHI entered into a Contract for Consulting dated as of December 17, 2001 (the “Pre-Merger Consulting Agreement”) under the terms of which BHI has been providing certain consulting services to the Company and the Company has paid consulting fees to BHI.

     C. Subsequent to the Merger, the parties desire to continue the business relationship between them that existed prior to the Merger under the Pre-Merger Consulting Agreement, but desire to modify the relationship and payment arrangements between them on the terms and condtions stated in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements of the parties contained herein, the parties agree as follows:

     1.         Termination of the Pre-Merger Consulting Agreement. As of the Effective Date, the parties stipulate and agree that the Pre-Merger Consulting Agreement is terminated and this Agreement is superceded and replaced by this Agreement.

     2.         Term of this Agreement. The term of this Agreement shall begin on the Effective Date and end five years after the Effective Date unless terminated earlier pursuant to Section 8 below (the “Term”).

     3.         Use of the BHI Staff for Consulting Services. In connection with its performance of Consulting Services hereunder, BHI shall utilize and make available to the Company qualified and capable personnel of BHI of its choosing (collectively, the “BHI Staff”). The initial BHI Staff member shall be Beech, Jr. and for purposes of this Agreement, Beech, Jr. shall also be deemed an “Essential BHI Staff Member.” The parties by written agreement hereafter may add to or change the persons deemed to be Staff members and Essential BHI Staff Member. Throughout the Term of this Agreement, the Company and BHI stipulate and agree that their respective rights, duties and responsibilities relating to the BHI Staff providing the Consulting Services shall be as set forth below:

(a)	The Company and BHI will share the right of direction and control over the BHI Staff;

(b)	BHI shall be solely responsible for payment of any salary or wages to the BHI Staff without regard to payments made by the Company to BHI;

(c)	BHI shall be solely responsible for the payment of any applicable payroll taxes or any other federal, state or local taxes relating to payments made by BHI to the BHI Staff, and for withholding or collecting any such taxes;

(d)	The Company and BHI will share the right to hire, fire, discipline, and reassign the BHI Staff;

(e)	The Company and BHI share the right of direction and control over the adoption of employment and safety policies and the management of workers’ compensation claims, claim filings and related procedures relating to the BHI Staff;

(f)	BHI shall be solely responsible for life or health insurance to be paid for or made available to the BHI Staff and for any other benefits for the BHI Staff save and except the Special Vehicle Benefits (as defined below)to be provided to Beech, Jr.;

(g)	Throughout the Term of this Agreement, the Company shall continue to provide certain vehicle benefits to Beech, Jr. at the same or greater level as the Company was providing to him immediately prior to the Effective Date; these benefits include the furnishing of a Company owned vehicle, the payment of all insurance and maintenance on such vehicle (as of the Effective Date, the vehicle payments on such Company owned vehicle were approximately $932.85 per month, and the insurance payments were approximately $169.00 per month)(collectively, the “Special Vehicle Benefits”). In the event a termination of this Agreement occurs when Beech, Jr. has any remaining guaranty obligations relating to the Company owned Vehicle, it is agreed that Beech, Jr. will either (i) return the Vehicle to the Company and the Company will immediately obtain a release of Beech, Jr.’s guaranty obligations by paying in full any payments remaining owed on the Vehicle or otherwise by written agreement of the lender; or (ii) assume responsibility for all remaining debt relating to the Vehicle and the Company will assign and transfer the Vehicle to him.

Notwithstanding anything to the contrary in this Agreement, the Company shall retain responsibility for: (i) the direction and control of the BHI Staff necessary to conduct its business, discharge any applicable fiduciary duties, or comply with any licensure, regulatory, or statutory requirements; (ii) goods and services produced by the Company; (iii) the acts, errors and omissions of the BHI Staff committed within the scope of the Company’s business.

     4. Consulting Services. Throughout the Term of this Agreement, BHI, by and through BHI Staff, will render consulting services to the Company including the following: (i) making Beech, Jr. available to serve as President of the Company; (ii) provide assistance and consult with the Company regarding the operation of the ISP Business (as hereinafter defined) encompassing or developing from the former operations of DFW Internet Services, Inc. (d/b/a Nationwide Internet), including operational issues, customer and supplier relationships and personnel matters as reasonably requested from time to time by the Board of Directors of the Company (the “Board”), subject to the Board reasonably expanding or limiting the services to be provided. The duties and services to be performed by BHI and the BHI Staff hereunder are collectively referred to herein as the “Consulting Services”. The BHI Staff shall report directly to the Board and shall be subject to the overall supervision of the Board (and the supervision of BHI as provided in Section 3 above). It is agreed that the BHI Staff, to the best of its ability and

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experience, shall at all times perform all of the duties and obligations assigned to them under the terms of this Agreement in a diligent, trustworthy, businesslike and efficient manner. The BHI Staff will comply with and be bound by the Company’s operating policies, procedures, and practices from time to time in effect during the Term of this Agreement. For purposes of this Agreement, the term “ISP Business” means the business of offering complete broadband and dialup Internet access for individuals and businesses with a full range of connections including DSL, Dialup, T1 and T3 as well as hosting and collocation services.

     5.        Non-Competition and Other Covenants.

     5.1        Agreement Not To Compete. BHI and Beech, Jr., agree that during the Term of this Agreement and for a period of two years after the termination of this Agreement, BHI and Beech, Jr. shall not engage or be interested in any business which competes directly with the business of the Company or as the business is then conducted in those states in which the Company or its affiliates is doing business or in such states in which the Company or its affiliates has specific plans to conduct business and Beech, Jr. has knowledge of such plans during the term of this Agreement. Each of Beech, Jr. and BHI shall be deemed to be interested in a business if it or any member of the BHI Staff is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, partner, individual proprietor, consultant or otherwise, but not if such interest is limited solely to ownership of 2% or less of the equity or debt securities of any class of a corporation whose shares are listed for trading on a national securities exchange or traded in the over the counter market. This covenant by Beech, Jr. and on behalf of BHI ceases to apply in the event the Company terminates this Agreement without Cause (as defined herein).

     5.2        Non-solicitation. BHI and Beech, Jr. agree that upon the termination of this Agreement and for one year thereafter BHI and Beech, Jr. will not, directly or indirectly, (a) cause or attempt to cause any customer, client, account or vendor, or prospective customer, client, account or vendor to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with the Company, or (b) divert, solicit or employ, or attempt to divert, solicit or employ, any employees of the Company. For purposes of this Section 5.2, a prospective customer, client, account or vendor shall mean any customer, client, account or vendor that Beech, Jr., BHI or any member of the BHI Staff was involved with or had knowledge of in his position with the Company for twelve months prior to the termination of this Agreement but that was not an existing customer, client, account or vendor of the Company at the time of the termination this Agreement.

     5.3        Necessary and Reasonable. Beech, Jr. and BHI agree that the covenants provided for in Sections 5.1 and 5.2 hereof are necessary and reasonable in order to protect the Company in the conduct of its business, to protect the trade secrets and other proprietary information of the Company and to protect the Company in the utilization of the assets, tangible and intangible, including the goodwill of the Company.

     6. Compensation.

     6.1        Annual Minimum Consulting Fees. As compensation for the Consulting Services to be provided hereunder, the Company shall pay BHI a minimum annual consulting fees in the sum of $145,360.65 (the “Minimum Annual Consulting Fees”) which shall be payable in installments on a periodic basis throughout the Term of this Agreement and no less

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frequently than monthly. BHI shall be eligible for annual increases in such amount, if any, as the Board may designate in its sole discretion.

     6.2        Signing Bonus. Upon the Effective Date, and in consideration for BHI and BHI Staff agreeing to the noncompete and nonsolicitation provisions of this Agreement under Section 5, BHI shall receive a signing bonus of $125,000.

     6.3        Anniversary Bonus. In consideration of BHI’s commitment to the noncompete provisions under Section 5 of this Agreement, BHI shall receive an anniversary bonus of $125,000 on the first, second and third year anniversary of the Effective Date (each an “Anniversary Bonus”), respectively, provided that: (i) the audited financial statements have been prepared and delivered to the Company in accordance with Section 4.4 of the Merger Agreement; and (ii) no material discrepancy exists between the net income or book value in the audited financial statements and the respective net income or book value in the unaudited financial statements (a “Material Discrepancy”), provided, however, that if a Material Discrepancy exists, the Company shall be entitled to reduce the Anniversary Bonuses by the amount of the largest Discrepancy. For purposes of this provision a “Material Discrepancy” will be misstatements or discrepancies negatively affecting the value of the Company and being any of the following: (i) a misstatement of 10% or greater with respect to net income or book equity; or (ii) a misstatement of 10% or greater with respect to debts or liabilities. In the event a reduction of the Anniversary Bonuses is made, any adjustment or cancellation will begin with the Anniversary Bonus due and payable on January 19, 2006, followed by the Anniversary Bonuses due and payable on January 19, 2005 and January 19, 2007, respectively. Although payable over a three year period, each and every Anniversary Bonus shall be considered earned as of the Effective Date; provided, however, BHI’s rights to receive one or more of the Anniversary Bonuses may be forfeited through a Voluntary Termination by BHI in accordance with Section 8.6 below.

     6.4        Annual Bonus. BHI shall be eligible for annual bonuses in such amount as the Board may designate. The annual bonus, if any, will be based upon criteria to be mutually agreed upon by BHI and the Board. BHI understands that this Section 6.4 is not a guarantee of an annual bonus or a commitment by the Company to provide a bonus to BHI. Payment of an annual bonus, if any, shall be made no later than sixty (60) days from the last day of the fiscal year to which the bonus relates.

     6.5        Time Off. Subject to any restrictions or limitation imposed by BHI, the BHI Staff performing the Consulting Services shall be entitled to time off for sick leave, holidays, and vacations in accordance with the Company’s standard policies and procedures, with no reductions in the payments to be made by the Company to BHI hereunder. It is understood and agreed that, pursuant to a separate agreement between BHI and Beech, Jr, Beech, Jr. will be entitled to time off for vacation for four weeks during each consecutive twelve month period of the Term of this Agreement and will not be available to provide Consulting Services as part of the BHI Staff during such vacation periods. The payments to be made to the BHI Staff, if any, for this time off, shall be the sole responsibility of BHI.

     6.6        Expenses. The Company will reimburse BHI for all reasonable and necessary expenses incurred by BHI, Beech, Jr. or the BHI Staff in connection with providing Consulting Services hereunder, provided that such expenses are deductible to Company, are in accordance with Company’s applicable policy and are properly documented and accounted for in

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accordance with the requirements of the Internal Revenue Service and provided further that expenses greater than $1,200 per month shall require advanced written approval of Jay Wright or his designee.

     7. Proprietary Rights. BHI hereby agrees that it shall be a condition of the provision of Consulting Services by any BHI Staff to the Company, and BHI shall cause any and all members of the BHI Staff providing Consulting Services hereunder to execute an Invention Assignment and Confidentiality Agreement with Company in substantially the form attached hereto as Exhibit A prior to the commencement of any services to the Company.

     8. Termination. This Agreement may be terminated prior to the expiration of five years as provided in this Section 8 (the “Termination Date”).

     8.1        By Death. This Agreement shall terminate automatically upon the death of the Essential BHI Staff Member. The Company shall pay to BHI, the compensation to which it is entitled pursuant to Sections 6.1, 6.3, and 6.4 through the end of the month in which death occurs. In the event a bonus has been awarded or earned but not paid at the time of the death of the Essential BHI Staff Member, the unpaid balance of any such bonus at the time of death shall be paid to BHI (e.g., the Anniversary Bonus payments earned under Section 6.3 shall be accelerated and become due and payable within 30 days of the date of the Termination Date).

     8.2        By Disability. For purposes of this provision, the BHI Staff Member will be considered “disabled” if he has been prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 180 days in the aggregate in any twelve month period. In the event the Board determines that the Essential BHI Staff Member has become disabled, the Board shall provide written notice to BHI of such determination (the “Disability Notice”). In the event BHI does not respond in writing to the Board to dispute the disability determination within ten days of its receipt of the Disability Notice, the Board’s disability determination shall be binding and conclusive. In the event BHI does respond in writing to the Board to dispute the disability determination within ten days of his receipt of the Disability Notice, then the dispute shall be submitted to a neutral third party physician who shall be mutually selected and agreed upon by BHI and the Board. In the event the parties are unable to mutually agree on a neutral third party physician, then BHI shall select one physician, the Board shall select one physician, and then the two selected physicians shall together select the neutral third party physician who will make the determination regarding disability. The determination of the neutral third party physician shall be binding and conclusive on all parties. Promptly on or after the date a binding and conclusive determination of the Essential BHI Staff Member’s disability has been made in accordance with this provision, then, to the extent permitted by law, this Agreement shall terminate and the compensation to which BHI is entitled pursuant to Sections 6.1, 6.3 and 6.4 shall be paid through the last day of the month in which the Board determines that the Essential BHI Staff Member is disabled, as specified above or such longer period as required by applicable law. In the event a bonus has been awarded or earned but not paid at the time of the determination of disability of the Essential BHI Staff Member, the balance of any such unpaid bonus at the time of disability determination shall be paid to BHI (e.g., the Anniversary Bonus payments earned under Section 6.3 shall be accelerated and become due and payable within 30 days of the date of the Termination Date). Nothing in this Section shall affect the BHI Staff Member’s rights under any BHI sponsored disability plan in which he is a participant.

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     8.3        By Company for Cause. The Company may terminate this Agreement for Cause at any time by giving written notice to BHI. The Company shall pay BHI the compensation to which it is entitled pursuant to Sections 6.1, 6.3, and 6.4 through the end of the day of such termination. In the event a bonus has been awarded or earned but not paid as of the Termination Date, the balance of any such unpaid bonus as of the Termination Date shall be paid to BHI in accordance with the schedule set forth in Section 6.3. For purposes of this Agreement, the Company shall have “Cause” to terminate this Agreement only if: (i) BHI or the BHI Staff materially breaches any provision of this Agreement that is not cured within thirty (30) days; (ii) BHI or any BHI Staff member commits a material act of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; (iii) BHI or any BHI Staff member is grossly negligent or engages in willful misconduct or insubordination in the performance of its or his duties hereunder provided, however, that no act, or failure to act, by BHI or any BHI Staff member shall be considered “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the Company’s best interest; or (iv) BHI or any BHI Staff member commit an unlawful or criminal act which would result in a prison sentence of more than ninety (90) days, and in the opinion of the Board (excluding any BHI Staff member that may be serving in the role of director), reflects badly on the Company.

     8.4        By Company without Cause; By BHI for Good Reason. The Company may terminate this Agreement at any time, without any Cause, and BHI may terminate this Agreement for Good Reason (as hereinafter defined), without liability, other than the Company’s payment obligations owed to BHI under this Section 8.4. In the event of a termination by the Company without Cause or a termination by BHI for Good Reason, the Company shall pay BHI: (i) the compensation to which it is entitled pursuant to Sections 6.1, 6.3, and 6.4 through the end of the day of such termination; (ii) in the event a bonus has been awarded or earned but not paid as of the Termination Date, the balance of any such unpaid bonus as of the Termination Date shall be paid to BHI (e.g., the Anniversary Bonus payments earned under Section 6.3 shall be accelerated and become due and payable within 30 days of the date of the Termination Date); and (iii) additional compensation equal to twelve (12) months of the Minimum Annual Consulting Fees in effect as of the Termination Date.

     8.5        Definition of Good Reason. For purposes hereof, “Good Reason” shall mean a termination by BHI within sixty (60) days following (i) a material adverse change in the duties of the Essential BHI Staff Member or the position, title or offices of the Essential BHI Staff Member; or (ii) any other failure by the Company to perform any material obligation under this Agreement, or breach by the Company of any material provision of this Agreement that is not cured within thirty (30) days of the Company’s receipt of notice from BHI of the alleged breach.

     8.6        Voluntary Termination. In the event BHI delivers a written notice to the Company stating that it is electing to terminate this Agreement voluntarily (“Voluntary Termination”), the Company shall pay BHI the compensation and benefits otherwise payable to BHI under Section 6.1, and 6.4 through the Termination Date. In the event of a Voluntary Termination by BHI, BHI shall be deemed to have forfeited each Anniversary Bonus relating to any anniversary dates after the Voluntary Termination Date. All other compensation from and after such Voluntary Termination (including without limitation any bonus payment) shall cease (except for those benefits that must be continued pursuant to applicable law or by the terms of such benefit plans), and BHI shall not be entitled to any severance pay or other payment or

6

compensation whatsoever upon such Voluntary Termination. It is understood and agreed that the Put Agreements relating to Mobilepro stock in favor of Beech, Jr. and his father, Jack W. Beech, Sr, shall be governed by the terms of the Put Agreement, including, but not limited to, provisions related to Voluntary Termination by BHI.

     8.7        Surrender of Records and Property. Upon termination of this Agreement for any reason, BHI and all BHI Staff members shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, whether in tangible or electronic format or media, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents or electronic records which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in BHI’s or the BHI Staff member’s possession or under their control.

     8.8        Resignation. Upon termination of this Agreement, any member of the BHI Staff who held or was holding an office with the Company shall be deemed to have resigned from all offices he then holds with the Company.

     8.9        Survival. Notwithstanding any termination of this Agreement, and unless specifically provided therein, BHI shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of this Agreement.

9.        Indemnification.

     9.1        The Company agrees that if either BHI or any BHI Staff member is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that it or he is or was a director, officer or employee of the Company or any subsidiary or is or was serving at the request of the Company or any subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is BHI’s or the BHI Staff Member’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, BHI and the BHI Staff Member shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s Articles of Incorporation or bylaws or resolutions of the Company’s Articles of Incorporation or by laws or resolutions of the Company’s Board or, if greater, by the laws of the State of Texas, against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by BHI or the BHI Staff member in connection therewith, and such indemnification shall continue as to BHI and the BHI Staff member even if it or he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of BHI’s successors and assigns and the BHI Staff member’s heirs, executors and administrators.

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     9.2        The Company agrees to continue and maintain a directors and officers’ liability insurance policy covering any and all BHI Staff members eligible for such coverage to the extent the Company provides such coverage for its other executive officers.

     9.3        In the event any provision of this Agreement shall be found by any arbitrator, court of competent jurisdiction, governmental or taxing authorities to be invalid or unenforceable, for any reason, the Company assumes the risk with such respect to any such finding and agrees to indemnify and hold harmless BHI and all BHI Staff members from and against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by BHI or the BHI Staff member in connection therewith including without limitation the costs incurred in connection with modifying this Agreement or the nature of the relationship by and among the Company, BHI and any BHI Staff member to rectify the problems resulting in such findings and/or to comply with applicable law.

     10.        Miscellaneous.

     10.1        Arbitration. The Company and BHI shall submit to mandatory and exclusive binding arbitration of any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be governed by the Federal Arbitration Act and conducted through the American Arbitration Association, before a single neutral arbitrator, in accordance with the Rules for the American Arbitration Association applicable to such disputes in effect at that time. The parties may conduct only essential discovery prior to the hearing, as defined by the AAA arbitrator. The arbitrator shall issue a written decision which contains the essential findings and conclusions on which the decision is based. The prevailing party shall be awarded reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled. A judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     10.2        Severability. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

     10.3        Remedies to Company for BHI’s Breach. The Company and BHI acknowledge that the Consulting Services to be provided by BHI hereunder are of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, BHI hereby consents and agrees that for any breach or violation by BHI or the BHI Staff of any of the provisions of this Agreement including, without limitation, Section 5, a restraining order and/or injunction may be issued against either of the parties, in addition to any

8

other rights and remedies the parties may have, at law or equity, including without limitation the recovery of money damages.

     10.4        Remedies to BHI for Company Breach. In any addition to any other rights or remedies available to BHI, the Company hereby consents and agrees that for any breach or violation by the Company of its payment or other obligations owed to BHI hereunder (including without limitation the Anniversary Bonus payment obligations), upon the giving of any required notice and the expiration of any applicable cure period, BHI shall have the right to exercise its rights as a secured party under the Security Agreement, attached hereto as Exhibit B.

     10.5        No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

     10.6        Assignment. The parties may assign their respective rights, together with their obligations hereunder, to any subsidiary, affiliate or successor of the party, or in connection with any sale, transfer or other disposition of all or substantially all the business and assets of the Company or any of their respective subsidiaries or affiliates, whether by sale of stock, sale of assets, merger, consolidation or otherwise; provided, that any such assignee assumes the party’s obligations hereunder, and further respect to any assignment by BHI, that any assignee becomes the employer of any person designated as an Essential BHI Staff Member and the Essential BHI Staff Member remains available to perform the Consulting Services on behalf of the assignee. This Agreement shall be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

     10.7        Entire Agreement. This Agreement (and the exhibit(s) hereto) constitutes the entire and only agreement and understanding between the parties relating to the subject matter of this Agreement and supersedes and cancels any and all previous contracts, arrangements or understandings with respect to such arrangement; except that any Invention Assignment and Confidentiality Agreement signed by BHI or any BHI Staff member shall remain as an independent contract and shall remain in full force and effect according to its terms.

     10.8        Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

     10.9        Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

If to Company:	6701 Democracy Blvd., Suite 300

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Bethesda, MD 20817
Attn: President

Telecopier:	(301) 315-9040

If to BHI:	Beech Holdings, Inc.
401 Pin Oak Trail
Keller, Texas 76248
Attn: President

If to Beech, Jr.:	Jack W. Beech, Jr.
1848 Norwood Plaza Ct., Suite 112
Hurst, TX 76054

     10.10       Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

     10.11       Headings. The headings contained in this Agreement are for references purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word “or” is used in the inclusive sense.

     10.12       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

     10.13       Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflict of laws.

     10.14       Guaranty of Company’s Obligations. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mobilepro hereby irrevocably and unconditionally guarantees to BHI the prompt payment and performance of any and all obligations owed by the Company to BHI under this Agreement including without limitation all debt and payment obligations under Section 6 of this Agreement (collectively, the “Guaranteed Obligations"). The guaranty provided hereunder shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance and not a guaranty of collection, and Mobilepro shall remain liable on the obligations hereunder until the payment and performance in full of the Guaranteed Obligations.

[Signature Page Next]

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     IN WITNESS WHEREOF, the Company, BHI and Jack W. Beech, Jr. have executed this Agreement as of the date first above written.

COMPANY:

DFW Internet Services, Inc.,
a Texas corporation

By:

Name:

Title:

BHI:

Beech Holdings, Inc.,
a Nevada corporation

By:

Name:

Title:

MOBILEPRO:

Mobilepro Corporation,
a Delaware corporation

By:

Name:

Title:

BEECH, JR.:

Jack W. Beech, Jr.

Attachment

Exhibit A:      Employee Assignment of Inventions and Confidentiality Agreement
Exhibit B:       Security Agreement

EXHIBIT B

Put Agreement

(attached)

B-1

PUT AGREEMENT

     This Put Agreement (this “Agreement”), dated as of January 19, 2004 (the "Effective Date”), is made and entered into by and between Mobilepro Corporation, a Delaware corporation (“Mobilepro”), DFW Internet Services, Inc., a Texas corporation (“DFW”), and Jack W. Beech, Jr. (“Beech, Jr.”).

RECITALS

     WHEREAS, Mobilepro and Beech, Sr. are parties to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of January 19, 2004, by and among Mobilepro, DFW Beech, Jr., Jack W. Beech, Sr. (“Beech, Sr.”) and DFWI Acquisition Corp., a Texas corporation, and direct wholly owned subsidiary of Mobilepro (“Merger Sub”) pursuant to which DFW has or will merge with and into Merger Sub; and

     WHEREAS, as a condition to the execution of the Merger Agreement, Mobilepro agreed to provide Beech, Sr. a right to require Mobilepro to repurchase all, but not less than all, of the Mobilepro Common Stock, $0.001 par value per share, to be issued to Beech, Sr. pursuant to the Merger Agreement (including, but not limited to, any shares received as a dividend, from any subdivision or combination of the shares or from any merger, consolidation, spin off or other corporate restructuring of Mobilepro or its affiliates) (the “Put Shares”) at an aggregate purchase price of $125,000, in accordance with and subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Beech Sr.’s Put Right

     1.1 Put Right. Mobilepro hereby grants to Beech, Sr. the right (the “Put Right”), exercisable at any time within sixty (60) days after the third anniversary of the execution of this Agreement (the “Termination Date”), to require Mobilepro to purchase all, but no less than all, of the Put Shares for a purchase price of $125,000, on the terms and conditions set forth herein.

     1.2. Exercise of the Put. Provided that BHI has not Voluntarily Terminated the Consulting Agreement among BHI, Beech, Sr. and DFW, dated as January 19, 2004 (“Consulting Agreement”) prior to the second anniversary of the Effective Date, Beech, Sr. may exercise the Put Right, at any time within sixty (60) days after the Termination Date by giving Mobilepro written notice of exercise (the “Put Notice”). The Put Notice shall indicate Beech, Sr.’s desire to require Mobilepro to purchase all, and not less than all, of the Put Shares and the date on which such purchase is to be effected (the “Put Exercise Date”), provided that the Put Exercise Date specified in the Put Notice shall not be less than fifteen (15) business days, nor more than forty-five (45) business days after the date of the Put Notice.

     1.3 Payment and Delivery. On the Put Exercise Date, Beech, Sr. shall deliver to Mobilepro stock certificate(s) representing all of the Put Shares, against delivery to Beech, Sr. by Mobilepro of the aggregate purchase price for the Put Shares being sold by Beech, Sr. on such date, such purchase price to be paid by check or wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by Beech, Sr.

     1.4 Compliance with Delaware Law. In accordance with Section 160 of the Delaware General Corporation Law, if Mobilepro does not have the cash to purchase the Put Shares, as prescribed therein, Mobilepro shall have the right to defer such purchase until such time at which the purchase would not violate the Delaware General Corporation Law, subject to the following conditions: (i) MobilePro must demonstrate to Beech, Sr. through certified financial statements that it does not have the required cash to pay the entire purchase price for the Put Shares; (ii) Mobilepro must pay a cash down payment to Beech, Sr. to be paid by check or wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by Beech, Sr. in the maximum amount that Mobilepro is able to pay without being in violation of applicable Delaware law or such lesser amount as agreed to by Beech, Sr.; (iii) Mobilepro must execute and deliver a senior secured promissory note made payable to the order of Beech, Sr. or his designee in the sum of the remaining balance of the purchase price for the Put Shares (the “Put Purchase Note”) which provides for interest on such balance at a rate of 12% per annum (calculated on the basis of a 365-day year), such interest accruing from the Put Exercise Date until such time as the Put Shares are purchased, with monthly principal and interest payments, and with a maturity date of no later than two years from the Put Date (provided the terms of the Put Purchase Note may be modified to the extent required to assure Mobilepro’s ability to pay and comply with applicable Delaware law); and (iv) the Put Purchase Note shall be secured by a first lien security interest in favor of Beech, Sr. or his designee in and to all assets of DFW.

Section 2. Representations and Warranties of Mobilepro. Mobilepro hereby represents and warrants to Beech as follows:

     2.1 Organization, Good Standing and Qualification. Mobilepro has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

     2.2 Authorization. All corporate action on the part of Mobilepro, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement has been duly executed and delivered by Mobilepro and constitutes a valid and legally binding obligation of Mobilepro, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as limited by Section 160 of the Delaware General Corporation Law.

     2.3 No Conflict. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of or be in conflict with, or constitute, with or without the passage of time and giving of notice, a default under, any provision of its Certificate of Incorporation or bylaws, or any instrument, judgment, order, writ, decree or contract to which Mobilepro is a party or result in the creation of any lien, charge, or encumbrance upon any assets of Mobilepro.

     2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Mobilepro is required in connection with the consummation of the transactions contemplated by this Agreement.

Section 3. Miscellaneous

     3.1 Entire Agreement. This Agreement along with the Merger Agreement and that certain Consulting Agreement, constitutes the full and entire understanding and agreement between the parties with respect to the subject hereof and supercedes all prior agreements and understandings between or among any of the parties hereto with respect to the subject matter hereof.

     3.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

     3.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt request, postage prepaid as follows:

     (a) if to Mobilepro:

6701 Democracy Blvd.

Suite 300

Bethesda, MD 20817

     (b) if to Beech, Sr:

Jack W. Beech, Sr.
P.O. Box 7594
Fort Worth, Texas 76111

     Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

     3.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, excluding that body of law relating to conflict of laws and choice of law.

     3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     3.6 Guaranty of Mobilepro’s Obligations. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, DFW hereby irrevocably and unconditionally guarantees to Beech, Sr. the prompt payment and performance of any and all obligations owed by Mobilepro to Beech, Sr. under this Agreement including without limitation all debt and payment obligations related to the Put Right and the Put Note, if any (collectively, the “Guaranteed Obligations”). The guaranty provided hereunder shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance and not a guaranty of collection, and DFW shall remain liable on the obligations hereunder until the payment and performance in full of the Guaranteed Obligations.

     3.7 Assignment. This Agreement may not be assigned by Beech, Sr. without Mobilepro’s written consent, except upon the death of Beech, Sr., to Beech, Jr., by will or applicable laws of descent.

     In Witness Whereof, the parties have duly executed this Put Agreement as of the date first written above.

MOBILEPRO:

Mobilepro Corporation,
a Delaware corporation

By:

Name:	Jay O. Wright

Its:	President and CEO

BEECH, SR.:

Jack W. Beech, Sr.

DFW:

DFW Internet Services, Inc.,
a Texas corporation

By:

Name:

Title:

PUT AGREEMENT

     This Put Agreement (this “Agreement”), dated as of January 19, 2004 (the “Effective Date”), is made and entered into by and between Mobilepro Corporation, a Delaware corporation (“Mobilepro”), DFW Internet Services, Inc., a Texas corporation (“DFW”), and Jack W. Beech, Jr. (“Beech, Jr.”).

RECITALS

     WHEREAS, Mobilepro and Beech, Jr. are parties to that certain Agreement and Plan of Merger (“Merger Agreement”), dated as of January 19, 2004, by and among Mobilepro, DFW Beech, Jr., Jack W. Beech, Sr. (“Beech, Sr.”) and DFWI Acquisition Corp., a Texas corporation, and direct wholly owned subsidiary of Mobilepro (“Merger Sub”) pursuant to which DFW has or will merge with and into Merger Sub; and

     WHEREAS, as a condition to the execution of the Merger Agreement, Mobilepro agreed to provide Beech, Jr. a right to require Mobilepro to repurchase all, but not less than all, of the Mobilepro Common Stock, $0.001 par value per share, to be issued to Beech, Jr. pursuant to the Merger Agreement (including, but not limited to, any shares received as a dividend, from any subdivision or combination of the shares or from any merger, consolidation, spin off or other corporate restructuring of Mobilepro or its affiliates) (the “Put Shares”) at an aggregate purchase price of $125,000, in accordance with and subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Beech Jr.’s Put Right

     1.1 Put Right. Mobilepro hereby grants to Beech, Jr. the right (the “Put Right”), exercisable at any time within sixty (60) days after the third anniversary of the execution of this Agreement (the “Termination Date”), to require Mobilepro to purchase all, but no less than all, of the Put Shares for a purchase price of $125,000, on the terms and conditions set forth herein.

     1.2. Exercise of the Put. Provided that BHI has not Voluntarily Terminated the Consulting Agreement among BHI, Beech, Jr. and DFW, dated as January 19, 2004 (“Consulting Agreement”) prior to the second anniversary of the Effective Date, Beech, Jr. may exercise the Put Right, at any time within sixty (60) days after the Termination Date by giving Mobilepro written notice of exercise (the “Put Notice”). The Put Notice shall indicate Beech, Jr.’s desire to require Mobilepro to purchase all, and not less than all, of the Put Shares and the date on which such purchase is to be effected (the “Put Exercise Date”), provided that the Put Exercise Date specified in the Put Notice shall not be less than fifteen (15) business days, nor more than forty-five (45) business days after the date of the Put Notice.

     1.3 Payment and Delivery. On the Put Exercise Date, Beech, Jr. shall deliver to Mobilepro stock certificate(s) representing all of the Put Shares, against delivery to Beech, Jr. by Mobilepro of the aggregate purchase price for the Put Shares being sold by Beech, Jr. on such date, such purchase price to be paid by check or wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by Beech, Jr.

     1.4 Compliance with Delaware Law. In accordance with Section 160 of the Delaware General Corporation Law, if Mobilepro does not have the cash to purchase the Put Shares, as prescribed therein, Mobilepro shall have the right to defer such purchase until such time at which the purchase would not violate the Delaware General Corporation Law, subject to the following conditions: (i) MobilePro must demonstrate to Beech, Jr. through certified financial statements that it does not have the required cash to pay the entire purchase price for the Put Shares; (ii) Mobilepro must pay a cash down payment to Beech, Jr. to be paid by check or wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by Beech, Jr. in the maximum amount that Mobilepro is able to pay without being in violation of applicable Delaware law or such lesser amount as agreed to by Beech, Jr.; (iii) Mobilepro must execute and deliver a senior secured promissory note made payable to the order of Beech, Jr. or his designee in the sum of the remaining balance of the purchase price for the Put Shares (the “Put Purchase Note”) which provides for interest on such balance at a rate of 12% per annum (calculated on the basis of a 365-day year), such interest accruing from the Put Exercise Date until such time as the Put Shares are purchased, with monthly principal and interest payments, and with a maturity date of no later than two years from the Put Date (provided the terms of the Put Purchase Note may be modified to the extent required to assure Mobilepro’s ability to pay and comply with applicable Delaware law); and (iv) the Put Purchase Note shall be secured by a first lien security interest in favor of Beech, Jr. or his designee in and to all assets of DFW.

Section 2. Representations and Warranties of Mobilepro. Mobilepro hereby represents and warrants to Beech as follows:

     2.1 Organization, Good Standing and Qualification. Mobilepro has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

     2.2 Authorization. All corporate action on the part of Mobilepro, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement has been duly executed and delivered by Mobilepro and constitutes a valid and legally binding obligation of Mobilepro, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as limited by Section 160 of the Delaware General Corporation Law.

     2.3 No Conflict. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation of or be in conflict with, or constitute, with or without the passage of time and giving of notice, a default under, any provision of its Certificate of Incorporation or bylaws, or any instrument, judgment, order, writ, decree or contract to which Mobilepro is a party or result in the creation of any lien, charge, or encumbrance upon any assets of Mobilepro.

     2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Mobilepro is required in connection with the consummation of the transactions contemplated by this Agreement.

Section 3. Miscellaneous

     3.1 Entire Agreement. This Agreement along with the Merger Agreement and that certain Consulting Agreement, constitutes the full and entire understanding and agreement between the parties with respect to the subject hereof and supercedes all prior agreements and understandings between or among any of the parties hereto with respect to the subject matter hereof.

     3.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

     3.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt request, postage prepaid as follows:

     (a) if to Mobilepro:

6701 Democracy Blvd.

Suite 300

Bethesda, MD 20817

     (b) if to Beech, Jr:

Jack W. Beech, Jr.
1848 Norwood Plaza Ct.
Suite 112
Hurst, Texas 76054

     Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

     3.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, excluding that body of law relating to conflict of laws and choice of law.

     3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     3.6 Guaranty of Mobilepro’s Obligations. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, DFW hereby irrevocably and unconditionally guarantees to Beech, Jr. the prompt payment and performance of any and all obligations owed by Mobilepro to Beech, Jr. under this Agreement including without limitation all debt and payment obligations related to the Put Right and the Put Note, if any (collectively, the “Guaranteed Obligations”). The guaranty provided hereunder shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance and not a guaranty of collection, and DFW shall remain liable on the obligations hereunder until the payment and performance in full of the Guaranteed Obligations.

     3.7 Assignment. This Agreement may not be assigned by Beech, Jr. without Mobilepro’s written consent.

     In Witness Whereof, the parties have duly executed this Put Agreement as of the date first written above.

MOBILEPRO:

Mobilepro Corporation,
a Delaware corporation

By:

Name:	Jay O. Wright

Its:	President and CEO

BEECH, JR.:

Jack W. Beech, Jr.

DFW:

DFW Internet Services, Inc.,
a Texas corporation

By:

Name:

Title: